SPECIAL MEETING OF STOCKHOLDERS OF

POWERFLEET, INC.

February 28, 2024

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:
The Notice of Meeting and Joint Proxy Statement/Prospectus are available at the following website: https://ir.powerfleet.com/proxy-materials

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030030303000000000 5 022824

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. ***The Stock Issuance Proposal (Proposal 1)*** – the approval of the issuance of shares of common stock of PowerFleet, Inc. ("Powerfleet") to shareholders of MiX Telematics Limited ("MiX Telematics") pursuant to an implementation agreement, dated October 10, 2023, among Powerfleet, MiX Telematics and Main Street 2000 Proprietary Limited (the "implementation agreement").	☐	☐	☐
2. ***The Charter Amendment Proposal (Proposal 2)*** – the approval of an amendment of Powerfleet's amended and restated certificate of incorporation to increase the number of authorized shares of Powerfleet common stock from 75 million to 175 million.	☐	☐	☐
3. ***The Compensation Proposal (Proposal 3)*** – the approval, on an advisory (non-binding) basis, of the compensation that may become payable to certain named executive officers of Powerfleet in connection with, and upon, the consummation of the transactions contemplated by the implementation agreement.	☐	☐	☐
4. ***The Adjournment Proposal (Proposal 4)*** – the approval to adjourn the Powerfleet special meeting, or any adjournments thereof, to another time or place, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Powerfleet special meeting to approve the Powerfleet stock issuance proposal and the Powerfleet charter amendment proposal.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND JOINT PROXY STATEMENT/PROSPECTUS ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

POWERFLEET, INC.

123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2024, AT 10:00 A.M. (EASTERN TIME),
AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the Proposals as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Steve Towe and David Wilson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of PowerFleet, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held virtually at https://web.lumiagm.com/209728603 (password: power2024) on Wednesday, February 28, 2024, at 10:00 a.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

POWERFLEET, INC.

February 28, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet please visit https://web.lumiagm.com/209728603 (password: power2024) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:
The Notice of Meeting and Joint Proxy Statement/Prospectus are available at the following website: https://ir.powerfleet.com/proxy-materials

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00030030303000000000 5 022824

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal	FOR	AGAINST	ABSTAIN
1. ***The Stock Issuance Proposal (Proposal 1)*** – the approval of the issuance of shares of common stock of PowerFleet, Inc. ("Powerfleet") to shareholders of MiX Telematics Limited ("MiX Telematics") pursuant to an implementation agreement, dated October 10, 2023, among Powerfleet, MiX Telematics and Main Street 2000 Proprietary Limited (the "implementation agreement").	☐	☐	☐
2. ***The Charter Amendment Proposal (Proposal 2)*** – the approval of an amendment of Powerfleet's amended and restated certificate of incorporation to increase the number of authorized shares of Powerfleet common stock from 75 million to 175 million.	☐	☐	☐
3. ***The Compensation Proposal (Proposal 3)*** – the approval, on an advisory (non-binding) basis, of the compensation that may become payable to certain named executive officers of Powerfleet in connection with, and upon, the consummation of the transactions contemplated by the implementation agreement.	☐	☐	☐
4. ***The Adjournment Proposal (Proposal 4)*** – the approval to adjourn the Powerfleet special meeting, or any adjournments thereof, to another time or place, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Powerfleet special meeting to approve the Powerfleet stock issuance proposal and the Powerfleet charter amendment proposal.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND JOINT PROXY STATEMENT/PROSPECTUS ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.